Exhibit 23.1

CONSENT OF INDEPNDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Rekor Systems, Inc. and  Subsidiaries on Forms S-8 (File No. 333-220864, 333-260153 & 333-259041) and Forms S-3 (File No. 333-224423, 333-252735, 333-259447 & 333-260607) of our report dated March 31, 2022, with respect to the consolidated financial statements of Rekor Systems, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Friedman LLP

East Hanover, New Jersey

March 31, 2022